Exhibit 99.1

  S.Y. Bancorp Announces Higher Third Quarter Earnings as Net Income
               Per Diluted Share Increases 11% to $0.41

    LOUISVILLE, Ky.--(BUSINESS WIRE)--Oct. 17, 2007--S.Y. Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville metropolitan area, Indianapolis and Cincinnati, today reported results for the third quarter and nine months ended September 30, 2007. Highlights of the third quarter included higher earnings, largely driven by ongoing growth in non-interest income, particularly with respect to the Company's investment management and trust services, and the continuation of strong credit quality characteristics in the loan portfolio, which have helped counter increasing competitive pressures affecting loan growth and interest margins. A summary of results for the third quarter and year-to-date period follows:

Quarter ended September 30,               2007         2006     Change
-------------------------------------  -----------  ----------- ------
Net income                            $  5,887,000 $  5,421,000     9%
Net income per share, diluted         $       0.41 $       0.37    11%
Return on average equity                    16.50%       16.29%
Return on average assets                     1.66%        1.60%

Nine months ended September 30,               2007     2006     Change
-------------------------------------  -----------  ----------- ------
Net income                            $ 17,888,000 $ 16,609,000     8%
Net income per share, diluted         $       1.23 $       1.13     9%
Return on average equity                    17.00%       17.03%
Return on average assets                     1.70%        1.65%

    Commenting on the announcement, David Heintzman, Chairman and Chief Executive Officer, said, "Against the backdrop of an intensely competitive operating environment, which has affected our loan growth and pressured our net interest margin, the Company continued to produce solid earnings performance and high returns for our stockholders. Our success despite difficult industry conditions demonstrates the importance we have placed on expanding our revenue base, with one key factor in those efforts being the growth of our investment management and trust operations. These services continue to complement and provide synergy for our banking activities. This department has developed a sound and growing reputation supported by solid, consistent investment performance for our clients. We were gratified to see revenue growth of 12% in the third quarter from our investment management and trust operations, clearly the largest source of non-interest income, as total assets under management increased 13.3% to $1.7 billion over the past year primarily due to market appreciation.

    "It is noteworthy that the Company has produced consistent earnings even as we have ramped up our expansion activities, adding to our presence in Indianapolis and entering the Cincinnati market," Heintzman continued. "The Indianapolis market has been instrumental to our overall loan growth over the past year, and we expect that the upcoming opening of our second office there will add further momentum to our efforts to reach new customers. In Cincinnati, we recently selected a prominent downtown location for our flagship office and are well underway in building a team of experienced lenders to lead our expansion there."

    Concluding, Heintzman added, "Looking ahead to the final quarter of the year, we remain concerned about general market forces, including a highly competitive marketplace, the effect of declining interest rates, and overall conditions in the economy. Competition will continue to restrain loan growth and will place additional pressure on net interest margin. Taking a longer-term view, however, we remain excited about the prospects of expanding our reach to new markets and the growth opportunities created by that expansion."

    Net interest income, the Company's largest source of revenue, declined $66,000, or less than 1%, in the third quarter of 2007 compared with the year-earlier period. Net interest income increased $504,000 or 1% in the first nine months of 2007 compared with the same period last year. The third quarter decline in net interest income reflected modest growth in the Company's loan portfolio, which was more than offset by net interest margin compression. Net interest margin for the third quarter, at 4.18%, declined eight basis points from 4.26% in the second quarter of 2007 and was 21 basis points lower than the 4.39% reported in the year-earlier period. This ongoing margin pressure, which began in the third quarter last year, reflects the persistence of a relatively flat yield curve coupled with the impact of higher interest expense associated with local competition for deposits. The Company expects pressure on net interest margins to continue in the near term, and further reductions in short-term rates by the Federal Reserve could add more pressure.

    Non-performing loans for the third quarter declined 11% on a linked-quarter basis to $4,244,000 from $4,769,000 in the second quarter of 2007, and were 37% below non-performing loans of $6,765,000 in the third quarter of 2006. The ratio of non-performing loans to total loans was 0.37% in the third quarter of 2007, down from 0.41% in the second quarter of 2007 and 0.61% in the third quarter last year. Net charge-offs totaled 0.03% of average loans in the third quarter of 2007 compared with 0.04% in same period last year. However, in view of near-term concerns about the economy in general, the Company increased its provision for loan losses to $850,000 in the third quarter from $450,000 in the third quarter of 2006. For the first nine months of 2007, the loan loss provision totaled $2,090,000 versus $1,400,000 in the year-earlier period. The Company's allowance for loan losses was 1.08% of total loans at September 30, 2007, compared with 1.04% of total loans at June 30, 2007, and 1.11% at September 30, 2006. Management noted that the Company has no sub-prime loans in its portfolio.

    Non-interest income increased $557,000 or 8% in the third quarter compared with the same quarter last year, primarily due to higher investment management and trust income, which rose $345,000 or 12% during the quarter. This, along with higher bankcard transaction revenue, service charges on deposit accounts, brokerage fees and commissions, and other non-interest income offset lower gains on sales of mortgage loans for the quarter. Non-interest income increased $1,295,000 or 6% in the first nine months of 2007 compared with the year-earlier period, again driven primarily by higher investment management and trust income.

    Non-interest expense declined $386,000 or 3% in the third quarter of 2007 versus the same period last year. The decline for the third quarter primarily reflected the non-recurring impact in the year-earlier quarter of the write-off of $879,000 of unamortized issuance costs associated with the Company's trust preferred securities that were redeemed on July 1, 2006. Also, as a result of revised standard costs applied to the loan production process and an increase in loan volume, the Company's deferred salaries associated with loan originations in the third quarter of 2007 exceeded those amounts in the same period last year. These factors helped offset a rise in salaries and employee benefits expense related in part to the addition of staff associated with the development of a second office in the Indianapolis market and the Company's recent entry into the Cincinnati market. Non-interest expense declined $584,000 or 2% in the first nine months of 2007 compared with the year-earlier period, again primarily due to the write-off of unamortized issuance costs on the Company's trust preferred securities in the year-earlier period and the impact of deferred salary expense in 2007. These factors, along with a first quarter 2007 reduction in state bank taxes, resulting from tax credits purchased in the quarter, helped offset higher salaries and employee benefits, data processing and net occupancy expenses for the first nine months of 2007. The Company's third quarter efficiency ratio was to 53.95% compared with 53.22% in the second quarter of 2007 and 57.07% in the third quarter last year.

    S.Y. Bancorp's total assets for the third quarter increased 4% to $1.410 billion from $1.354 billion at September 30, 2006. The
Company's loan portfolio also increased 4% to $1.157 billion from $1.117 billion for the year-earlier period, primarily due to steady loan growth throughout the year. Deposits of $1.067 billion at September 30, 2007, were level with the year-earlier period.

    In July, the Company's Board of Directors expanded the Company's stock repurchase plan by 550,000 shares, or approximately 4% of the Company's total common shares outstanding, increasing the remaining authorization at that time to 567,500 shares. In August, as a part of this stock repurchase program, the Company established a Rule 10b5-1 stock trading plan. During the third quarter, the Company repurchased approximately 316,000 shares, or about 2% of its shares outstanding. As of September 30, 2007, the Company had remaining authorization to repurchase approximately 251,500 shares. In August, the Board of Directors declared a regular quarterly cash dividend of $0.16 per share, which was distributed on October 1, 2007, to stockholders of record as of September 14, 2007.

    Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.410 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904.

    This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

                          S.Y. Bancorp, Inc.
               Summary Unaudited Financial Information
               (in thousands except per share amounts)


                                       Third Quarter    Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
                                       --------------- ---------------
                                         2007    2006    2007    2006
                                        ------  ------  ------  ------
Interest income                        $23,062 $22,029 $68,483 $63,600
Interest expense                         9,521   8,422  27,949  23,570
                                        ------  ------  ------  ------
Net interest income                     13,541  13,607  40,534  40,030
Provision for loan losses                  850     450   2,090   1,400
                                        ------  ------  ------  ------
Net interest income after provision
 for loan losses                        12,691  13,157  38,444  38,630
Non-interest income                      7,566   7,009  22,446  21,151
Non-interest expense                    11,527  11,913  34,385  34,969
                                        ------  ------  ------  ------
Net income before income taxes           8,730   8,253  26,505  24,812
Provision for income taxes               2,843   2,832   8,617   8,203
                                        ------  ------  ------  ------
Net income                             $ 5,887 $ 5,421 $17,888 $16,609
                                        ======  ======  ======  ======
Net income per share
      Basic                            $  0.42 $  0.38 $  1.25 $  1.15
      Diluted                          $  0.41 $  0.37 $  1.23 $  1.13
Weighted average shares outstanding
      Basic                             14,185  14,426  14,299  14,471
      Diluted                           14,400  14,718  14,525  14,736

                               Sept. 30,    Dec. 31,   Sept. 30,
                                  2007        2006        2006
                                ---------   ---------   ---------
Total assets                   $1,410,453  $1,426,321  $1,353,893
Total loans                     1,156,899   1,148,954   1,116,799
Non-interest bearing deposits     167,614     179,657     168,190
Interest-bearing deposits         899,815     923,585     898,774
                                ---------   ---------   ---------
       Total deposits           1,067,429   1,103,242   1,066,964
Stockholders' equity              138,623     137,444     134,576
Book value per share                 9.90        9.54        9.32

    Unaudited supplemental financial information for the third quarter and nine months ended September 30, 2007 and 2006, appears on the following pages.

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2007 Earnings Release
(all figures other than per share amounts and number of employees are expressed in thousands unless otherwise noted)

                             Third Quarter Ended   Nine Months Ended
                                September 30,        September 30,
                             ------------------- ---------------------
                                 2007      2006     2007       2006
                             ----------- ------- ---------- ----------
Income Statement Data
Net interest income, fully
 tax equivalent (1)          $    13,802 $13,865 $   41,355 $   40,777
                             =========== ======= ========== ==========
Net interest income          $    13,541 $13,607 $   40,534 $   40,030
Provision for loan losses            850     450      2,090      1,400
                             ----------- ------- ---------- ----------
Net interest income after
 provision for loan losses        12,691  13,157     38,444     38,630
                             ----------- ------- ---------- ----------
Gain on the sale of
 securities                            -       -          -          -
Investment management and
 trust income                      3,227   2,882      9,760      8,600
Service charges on deposit
 accounts                          2,260   2,188      6,482      6,596
Bankcard transaction revenue         596     509      1,728      1,495
Gains on sales of mortgage
 loans held for sale                 227     326        874        933
Brokerage commissions and
 fees                                498     460      1,443      1,559
Other non-interest income            758     644      2,159      1,968
                             ----------- ------- ---------- ----------
Total non-interest income          7,566   7,009     22,446     21,151
                             ----------- ------- ---------- ----------
Salaries and employee
 benefits expense                  6,865   6,356     20,104     19,800
Net occupancy expense                917     899      2,737      2,608
Data processing expense              979     929      3,045      2,819
Furniture and equipment
 expense                             291     285        873        888
Amortization and writeoff of
 issuance costs of trust
 preferred                             -     879          -        897
State bank taxes                     326     327        815        971
Other non-interest expenses        2,149   2,238      6,811      6,986
                             ----------- ------- ---------- ----------
Total non-interest expense        11,527  11,913     34,385     34,969
                             ----------- ------- ---------- ----------
Net income before income tax
 expense                           8,730   8,253     26,505     24,812
Income tax expense                 2,843   2,832      8,617      8,203
                             ----------- ------- ---------- ----------
Net income                   $     5,887 $ 5,421 $   17,888 $   16,609
                             =========== ======= ========== ==========

Weighted average shares -
 basic                            14,185  14,426     14,299     14,471
Weighted average shares -
 diluted                          14,400  14,718     14,525     14,736

Basic earnings per share     $      0.42 $  0.38 $     1.25 $     1.15
Diluted earnings per share          0.41    0.37       1.23       1.13
Cash dividend declared per
 share                              0.16    0.15       0.47       0.42

Balance Sheet Data (at
 period end)
Total loans                                      $1,156,899 $1,116,799
Allowance for loan losses                            12,550     12,442
Total assets                                      1,410,453  1,353,893
Non-interest bearing
 deposits                                           167,614    168,190
Interest bearing deposits                           899,815    898,774
Federal home loan bank
 advances                                            70,000     30,000
Subordinated debentures                                  90        120
Stockholders' equity                                138,623    134,576
Total shares outstanding                             14,005     14,442
Book value per share                                   9.90       9.32
Market value per share                                27.04      29.67

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2007 Earnings Release


                         Third Quarter Ended      Nine Months Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
Average Balance Sheet
 Data
Average loans          $1,155,211  $1,097,176  $1,152,709  $1,082,517
Average assets          1,409,653   1,347,654   1,405,845   1,344,175
Average earning assets  1,311,152   1,251,388   1,309,989   1,249,697
Average deposits        1,063,718   1,060,109   1,078,815   1,053,535
Average long-term debt     70,090      30,568      62,220      46,066
Average interest
 bearing liabilities    1,057,138   1,013,960   1,056,505   1,011,307
Average stockholders'
 equity                   141,583     132,066     140,700     130,357

Performance Ratios
Annualized return on
 average assets              1.66%       1.60%       1.70%       1.65%
Annualized return on
 average equity             16.50%      16.29%      17.00%      17.03%
Net interest margin,
 fully tax equivalent        4.18%       4.39%       4.22%       4.35%
Non-interest income to
 total revenue, fully
 tax equivalent             35.41%      33.58%      35.18%      34.15%
Efficiency ratio            53.95%      57.07%      53.89%      56.47%

Capital Ratios
Average stockholders'
 equity to average
 assets                     10.04%       9.80%      10.01%       9.70%
Tier 1 risk-based
 capital                                            10.47%      10.81%
Total risk-based
 capital                                            11.42%      11.82%
Leverage                                             9.81%      10.00%

Loans by Type
Commercial and
 industrial                                    $  304,930  $  248,230
Construction and
 development                                      123,505     123,404
Real estate mortgage -
 commercial investment                            236,847     235,510
Real estate mortgage -
 owner occupied
 commercial                                       186,564     176,644
Real estate mortgage -
 1-4 family
 residential                                      144,221     163,479
Home equity                                       136,064     132,053
Consumer                                           24,768      37,479

Asset Quality Data
Allowance for loan
 losses to total loans                               1.08%       1.11%
Allowance for loan
 losses to average
 loans                                               1.09%       1.15%
Allowance for loan
 losses to non-
 performing loans                                  295.71%     183.92%
Nonaccrual loans                               $    2,985  $    5,998
Restructured loans                                      -           -
Loans - 90 days past
 due & still accruing                               1,259         767
Total non-performing
 loans                                              4,244       6,765
OREO and repossessed
 assets                                             3,436       2,895
Total non-performing
 assets                                             7,680       9,660
Non-performing loans
 to total loans                                      0.37%       0.61%
Non-performing assets
 to total assets                                     0.54%       0.71%
Net charge-offs to
 average loans (2)                                   0.15%       0.09%
Net charge-offs        $      365  $      400  $    1,743  $      993

Other Information
Total assets under
 management (in
 millions)                                     $    1,707  $    1,506
Full-time equivalent
 employees                                            443         433

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2007 Earnings Release


                               Five Quarter Comparison
                ------------------------------------------------------
                  9/30/07    6/30/07    3/31/07   12/31/06    9/30/06
                ---------- ---------- ---------- ---------- ----------
Income
 Statement Data
Net interest
 income, fully
 tax equivalent
 (1)            $   13,802 $   13,856 $   13,697 $   14,135 $   13,865
                ========== ========== ========== ========== ==========
Net interest
 income         $   13,541 $   13,579 $   13,414 $   13,856 $   13,607
Provision for
 loan losses           850        460        780        700        450
                ---------- ---------- ---------- ---------- ----------
Net interest
 income after
 provision for
 loan losses        12,691     13,119     12,634     13,156     13,157
                ---------- ---------- ---------- ---------- ----------
Gain on the
 sale of
 securities              -          -          -          -          -
Investment
 management and
 trust income        3,227      3,336      3,197      3,032      2,882
Service charges
 on deposit
 accounts            2,260      2,204      2,018      2,195      2,188
Bankcard
 transaction
 revenue               596        590        542        533        509
Gains on sales
 of mortgage
 loans held for
 sale                  227        391        256        337        326
Brokerage
 commissions
 and fees              498        452        493        414        460
Other non-
 interest
 income                758        751        650      1,020        644
                ---------- ---------- ---------- ---------- ----------
Total non-
 interest
 income              7,566      7,724      7,156      7,531      7,009
                ---------- ---------- ---------- ---------- ----------
Salaries and
 employee
 benefits
 expense             6,865      6,632      6,607      6,606      6,356
Net occupancy
 expense               917        930        890        872        899
Data processing
 expense               979      1,051      1,015      1,015        929
Furniture and
 equipment
 expense               291        290        292        264        285
Amortization
 and write-off
 of issuance
 costs of trust
 preferred
 securities              -          -          -          -        879
State bank
 taxes                 326        311        178        327        327
Other non-
 interest
 expenses            2,149      2,270      2,392      2,557      2,238
                ---------- ---------- ---------- ---------- ----------
Total non-
 interest
 expense            11,527     11,484     11,374     11,641     11,913
                ---------- ---------- ---------- ---------- ----------
Net income
 before income
 tax expense         8,730      9,359      8,416      9,046      8,253
Income tax
 expense             2,843      3,062      2,712      2,759      2,832
                ---------- ---------- ---------- ---------- ----------
Net income      $    5,887 $    6,297 $    5,704 $    6,287 $    5,421
                ========== ========== ========== ========== ==========

Weighted
 average shares
 - basic            14,185     14,325     14,389     14,436     14,426
Weighted
 average shares
 - diluted          14,400     14,536     14,642     14,728     14,718

Basic earnings
 per share      $     0.42 $     0.44 $     0.40 $     0.44 $     0.38
Diluted
 earnings per
 share                0.41       0.43       0.39       0.43       0.37
Cash dividend
 declared per
 share                0.16       0.16       0.15       0.15       0.15

Balance Sheet
 Data (at
 period end)
Total loans     $1,156,899 $1,162,906 $1,149,940 $1,148,954 $1,116,799
Allowance for
 loan losses        12,550     12,065     12,183     12,203     12,442
Total assets     1,410,453  1,425,299  1,414,364  1,426,321  1,353,893
Non-interest
 bearing
 deposits          167,614    184,000    174,383    179,657    168,190
Interest
 bearing
 deposits          899,815    901,316    935,395    923,585    898,774
Federal home
 loan bank
 advances           70,000     70,000     50,000     60,000     30,000
Subordinated
 debentures             90         90         90        120        120
Stockholders'
 equity            138,623    141,888    140,176    137,444    134,576
Total shares
 outstanding        14,005     14,298     14,373     14,400     14,442
Book value per
 share                9.90       9.92       9.75       9.54       9.32
Market value
 per share           27.04      23.76      24.86      28.00      29.67

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2007 Earnings Release

                               Five Quarter Comparison
                  9/30/07    6/30/07    3/31/07   12/31/06    9/30/06
                ---------- ---------- ---------- ---------- ----------
Average Balance
 Sheet Data
Average loans   $1,155,211 $1,160,064 $1,142,713 $1,127,456 $1,097,176
Average assets   1,409,653  1,401,020  1,406,832  1,381,770  1,347,654
Average earning
 assets          1,311,152  1,304,508  1,314,341  1,284,983  1,251,388
Average
 deposits        1,063,718  1,075,459  1,097,640  1,085,060  1,060,109
Average long-
 term debt          70,090     60,420     55,993     41,356     30,568
Average
 interest
 bearing
 liabilities     1,057,138  1,048,552  1,063,900  1,040,321  1,013,960
Average
 stockholders'
 equity            141,583    141,133    139,361    136,760    132,066

Performance
 Ratios
Annualized
 return on
 average assets      1.66%      1.80%      1.64%      1.81%      1.60%
Annualized
 return on
 average equity     16.50%     17.90%     16.60%     18.24%     16.29%
Net interest
 margin, fully
 tax equivalent      4.18%      4.26%      4.23%      4.36%      4.39%
Non-interest
 income to
 total revenue,
 fully tax
 equivalent         35.41%     35.79%     34.32%     34.76%     33.58%
Efficiency
 ratio              53.95%     53.22%     54.54%     53.73%     57.07%

Capital Ratios
    Average
 stockholders'
   equity to
 average assets     10.04%     10.07%      9.91%      9.90%      9.80%
Tier 1 risk-
 based capital      10.47%     10.70%     10.89%     10.81%     10.81%
Total risk-
 based capital      11.42%     11.62%     11.84%     11.77%     11.82%
Leverage             9.81%     10.17%      9.97%     10.18%     10.00%

Loans by Type
Commercial and
 industrial     $  304,930 $  310,697 $  304,720 $  286,987 $  248,230
Construction
 and
 development       123,505    127,793    122,182    118,909    123,404
  Real estate
   mortgage -
   commercial
   investment      236,847    227,530    237,759    242,742    235,510
  Real estate
   mortgage -
 owner occupied
   commercial      186,564    183,199    173,915    178,439    176,644
Real estate
 mortgage - 1-4
 family
 residential       144,221    145,165    144,708    152,349    163,479
Home equity        136,064    143,015    136,115    136,893    132,053
Consumer            24,768     25,507     30,541     32,635     37,479

Asset Quality
 Data
Allowance for
 loan losses to
 total loans         1.08%      1.04%      1.06%      1.06%      1.11%
Allowance for
 loan losses to
 average loans       1.09%      1.05%      1.07%      1.12%      1.13%
 Allowance for
 loan losses to
 non-performing
      loans        295.71%    252.99%    237.16%    180.70%    183.92%
Nonaccrual
 loans          $    2,985 $    4,055 $    4,697 $    5,900 $    5,998
Restructured
 loans                   -          -          -          -          -
Loans - 90 days
 past due &
 still accruing      1,259        714        440        853        767
Total non-
 performing
 loans               4,244      4,769      5,137      6,753      6,765
OREO and
 repossessed
 assets              3,436      2,780      2,666      2,466      2,895
Total non-
 performing
 assets              7,680      7,549      7,803      9,219      9,660
Non-performing
 loans to total
 loans               0.37%      0.41%      0.45%      0.59%      0.61%
Non-performing
 assets to
 total assets        0.54%      0.53%      0.55%      0.65%      0.71%
Net charge-offs
 to average
 loans (2)           0.05%      0.05%      0.07%      0.08%      0.40%
Net charge-offs $      365 $      578 $      800 $      939 $      400

Other
 Information
Total assets
 under
 management (in
 millions)      $    1,707 $    1,669 $    1,603 $    1,582 $    1,506
Full-time
 equivalent
 employees             443        445        444        437        433

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - Amounts not annualized

Certain prior-period amounts have been reclassified to conform with current presentation.

    CONTACT: S.Y. Bancorp, Inc.
             Nancy B. Davis, 502-625-9176
             Executive Vice President,
             Treasurer and Chief Financial Officer